PILGRIM'S PRIDE CORPORATION REPORTS FINANCIAL RESULTS
FOR SECOND QUARTER OF FISCAL 2006

PITTSBURG, Texas, May 2, 2006 - Pilgrim's Pride Corporation (NYSE: PPC) today reported a net loss of $32.0 million, or $0.48 per share, on total sales of $1.27 billion for the second quarter ended April 1, 2006. For the second quarter of fiscal 2005, the Company reported net earnings of $56.4 million, or $0.85 per share, on total sales of $1.38 billion.

“Our second-quarter results reflect a challenging operating environment for U.S. poultry companies,” said O.B. Goolsby, Jr., Pilgrim’s Pride president and chief executive officer. “The spread of H5N1 avian influenza in parts of Europe and Asia has significantly reduced export demand, leading to higher inventory levels and contributing to lower overall market pricing. At the same time, industry production levels have continued to increase, creating an oversupply situation and further weakening prices.”

Mr. Goolsby said that in the Company’s U.S. operations during the second quarter, market pricing for both breast meat and leg quarters declined approximately 30% from a year ago levels. Additionally, U.S. chicken sales volumes declined approximately 4% because of lower demand versus a year ago due primarily to the effects of avian influenza concerns in the international markets.

In response to the current operating environment, Pilgrim’s Pride has initiated a multi-point plan designed to improve the Company’s competitive position. The plan includes:

•	A reduction in the weekly slaughter rate of approximately 3%, which is equivalent to approximately 830,000 head per week.
•	A $25-$40 million reduction in capital investment for fiscal 2006. The Company’s revised estimate for capital investment this year is $140-$175 million.
•	A sharpened focus on cost reductions and improved efficiencies.

“We believe that by taking these actions at a time of the year when chicken consumption normally increases, we will better balance our production with demand for the remainder of the year and strengthen our competitive position. Reducing overall supply to better match demand is an important component in helping return the industry to profitability. While the short-term operating environment remains challenging, we are confident that continued long-term growth in demand for high-quality, convenient and low-fat meat proteins will position our Company for a return to profitable growth when conditions in the chicken markets begin to improve,” Mr. Goolsby said.

For the six months ended April 1, 2006, the Company reported a net loss of $6.3 million, or $0.09 per share, on total sales of $2.61 billion. For the first six months of fiscal 2005, Pilgrim’s Pride reported net earnings of $104.9 million, or $1.58 per share, on sales of $2.74 billion.

Conference Call Information
A conference call to discuss the Company's second-quarter results will be held at 10 a.m. CST (11 a.m. EST) on May 2, 2006. To listen live via telephone, call (800) 391-2548, verbal pass code Pilgrim’s Pride or VG495227. The call will also be webcast live on the Internet at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=68228&eventID=1189714. (Please copy and paste the link into the browser).

Additionally, the Company has posted a slide presentation on its website at http://www.pilgrimspride.com, which may be viewed by listeners in connection with today’s conference call. The webcast will be available for replay within two hours of the conclusion of the call. A telephone replay will be available beginning at 2:00 p.m. CST on May 2 through May 9, 2006 at (800) 355-2355 pass code 495227#.

Pilgrim's Pride Corporation is the second-largest chicken producer in the United States and Mexico and the largest chicken producer in Puerto Rico. Pilgrim's Pride employs approximately 40,000 people and has major operations in Texas, Alabama, Arkansas, Georgia, Kentucky, Louisiana, North Carolina, Pennsylvania, Tennessee, Virginia, West Virginia, Mexico and Puerto Rico, with other facilities in Arizona, Florida, Iowa, Mississippi and Utah.

Pilgrim's Pride products are sold to foodservice, retail and frozen entree customers. The Company's primary distribution is through retailers, foodservice distributors and restaurants throughout the United States and Puerto Rico and in the Northern and Central regions of Mexico. For more information, please visit www.pilgrimspride.com.

Forward-Looking Statements:

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim's Pride Corporation and its management, including anticipated changes is demand and market conditions for chicken products, are forward-looking statements. It is important to note that the actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally, including fluctuations in the commodity prices of feed ingredients, chicken and turkey; additional outbreaks of avian influenza or other diseases, either in our own flocks or elsewhere, affecting our ability to conduct our operations and/or demand for our poultry products; contamination of our products, which has recently and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; changes in laws or regulations affecting our operations or the application thereof; competitive factors and pricing pressures or the loss of one or more of our largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; management of our cash resources, particularly in light of our leverage, and restrictions imposed by and as a result of, our leverage; and the impact of uncertainties of litigation as well as other risks described under "Risk Factors" in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim's Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information:
Investor Contact:

Kathy Costner
                       Pilgrim's Pride Corporation
      (903) 434-1430

Media Contact:

Gary Rhodes
Pilgrim’s Pride Corporation
(903) 434-1495

PILGRIM'S PRIDE CORPORATION
News Release
May 2, 2006

PILGRIM'S PRIDE CORPORATION
Consolidated Statements of Income (Loss)
(Unaudited)
[In thousands, except share and per share amounts]

Three Months Ended	April 1, 2006	April 2, 2005
Net Sales	$1,265,709	$1,375,321
Cost of sales	1,228,508	1,211,266
Gross profit	37,201	164,055
Selling, general and administrative	75,137	75,100

Operating income (loss)	(37,936)	88,955

Other Expense (Income):
Interest expense	13,271	12,049
Interest income	(3,214)	(2,731)
Foreign exchange gain	(190)	(223)
Miscellaneous, net	(702)	(10,733)
Total other expenses, net	9,165	(1,638)

Income (loss) before income taxes	(47,101)	90,593
Income tax (benefit) expense	(15,147)	34,204
Net income (loss)	$(31,954)	$56,389

Net income (loss) per common share
-basic and diluted	$(0.48)	$0.85
Dividends declared per common share	$0.0225	$0.0150
Weighted average shares outstanding	66,555,733	66,555,733

Six Months Ended	April 1, 2006	April 2, 2005

Net Sales	$2,609,521	$2,743,568
Cost of sales	2,453,920	2,418,395
Gross profit	155,601	325,173
Selling, general and administrative	147,339	145,203

Operating income	8,262	179,970

Other Expense (Income):
Interest expense, net	25,666	25,216
Interest income	(7,161)	(3,674)
Foreign exchange (gain) loss	(810)	(326)
Miscellaneous, net	1,028	(11,748)
Total other expenses, net	18,723	9,468

Income (loss) before income taxes	(10,461)	170,502
Income tax (benefit) expense	(4,185)	65,604
Net income (loss)	$(6,276)	$104,898

Net income (loss) per common share
-basic and diluted	$(0.09)	$1.58
Dividends declared per common share	$1.0450	$0.0150
Weighted average shares outstanding	66,555,733	66,555,733

PILGRIM'S PRIDE CORPORATION
News Release
May 2, 2006

PILGRIM'S PRIDE CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
[In thousands]

	April 1, 2006	October 1, 2005
ASSETS
Cash and Cash Equivalents	$67,680	$132,567
Other current assets	918,302	866,848
Total Current Assets	985,982	999,415
Investments in Available for Sale Securities	199,754	304,593
Other Assets	48,916	53,798
Property, Plant and Equipment, net	1,157,811	1,154,097

Total Assets	$2,392,463	$2,511,903

LIABILITIES AND STOCKHOLDERS' EQUITY
Current maturities of long-term debt	$8,211	$8,603
Other current liabilities	575,570	586,211
Total Current Liabilities	583,781	594,814
Long-Term Debt, Less Current Maturities	486,903	518,863
Deferred Income Taxes	172,558	173,232
Minority Interest in Subsidiary	1,866	1,396
Total Stockholders' Equity	1,147,355	1,223,598

Total Liabilities and Stockholders’ Equity	$2,392,463	$2,511,903

PILGRIM'S PRIDE CORPORATION
News Release
May 2, 2006

Selected Financial Information
(Unaudited)
(In thousands)

Note: “EBITDA” is defined as net income before interest, income taxes, and depreciation and amortization. EBITDA is presented because it is used by us and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of Generally Accepted Accounting Principles (GAAP) results, to compare the performance of companies. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP.

EBITDA is calculated as follows:

Three Months Ended	April 1, 2006	April 2, 2005
Net Income (Loss)	$(31,954)	$56,389
Add:
Income tax (benefit) expense	(15,147)	34,204
Interest expense, net	10,057	9,318
Depreciation and amortization	34,744	33,777
Minus:
Amortization of capitalized financing costs	976	580

EBITDA	$(3,276)	$133,108

Capital expenditures	$30,654	$27,994

Six Months Ended	April 1, 2006	April 2, 2005

Net Income (Loss)	$(6,276)	$104,898
Add:
Income tax (benefit) expense	(4,185)	65,604
Interest expense, net	18,505	21,542
Depreciation and amortization	65,092	63,842
Minus:
Amortization of capitalized financing costs	1,557	1,150

EBITDA	$71,579	$254,736

Capital expenditures	$74,519	$52,154